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Exhibit 10.52

SECURITIES PURCHASE AGREEMENT

        THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into as of July 2, 2001by and between SUNALND ENTERTAINMENT CO., INC., a California corporation f/k/a The Harvey Entertainment Company ("Purchaser"), and SHD INVESTMENT LLC, a California limited liability company ("Seller").

        RECITALS

        WHEREAS, Seller owns (i) Five Thousand Five Hundred (5,500) shares of the Purchaser's Series A Convertible Preferred Stock, together with all payment-in-kind and other dividends accruing thereon through the closing hereof (the "Series A Shares"), (ii) Forty-Nine Thousand Five Hundred (49,500) shares of the Purchaser's Series B Convertible Preferred Stock, together with all payment-in-kind and other dividends accruing thereon through the closing hereof (the "Series B Shares"), (iii) One Hundred Twenty-Nine Thousand Four Hundred Eleven (129,411) of the Purchaser's $9.00 Common Stock Purchase Warrants (the "Series A Warrants"), (iv) One Hundred Twenty-Nine Thousand Four hundred Twelve (129,412) of the Purchaser's $11.00 Common Stock Purchase Warrants (the "Series B Warrants") and (v) One Hundred Twenty-Nine Thousand Four Hundred Twelve (129,412) of the Purchaser's $12.00 Common Stock Purchase Warrants (the "Series C Warrants" and collectively with the Series A Shares, Series B Shares, Series A Warrants and Series B Warrants, the "Securities"), constituting all of the shares of the Purchaser held by the Seller;

        WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller all the Securities upon the terms and subject to the conditions set forth in this Agreement; and

        WHEREAS, Purchaser has determined that is has and an adequate surplus to purchase the Securities from Seller pursuant to the terms hereof;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        AGREEMENT

1.
Purchase and Sale Securities.

        1.1  Purchaser and Sale. Upon the terms and subject to the conditions set forth in this Agreement, Seller hereby agrees to sell and deliver to Purchaser all of Seller's right, title and interest in and to the Securities and all rights relating thereto, which, upon delivery of the Securities hereunder, will be free and clear of any and all liens, encumbrances and adverse claims, including, but not limited to, all registration rights of Seller under that certain Registration Rights Agreement dated as of April 7, 1999 by and among Purchaser, Seller, Roger A. Burlage ("Burlage"), Michael R. Burns ("Burns") and Ken Slutsky ("Slutsky"), and all rights of Seller to elect members of and designate observers to the Board of Directors of Purchaser pursuant to that certain Stock Purchase Agreement dated as of April 7, 1999 by and among Purchaser, Burns, Burlage, Slutsky and Seller, and Purchaser agrees to purchase and accept from Seller, all of Seller's right, title and interest in and to the Securities upon payment of the Purchase Price (as defined below). This Agreement shall serve as the instrument to transfer ownership of the Series A Warrants, Series B Warrants and Series C Warrants to Purchaser pursuant to the terms and conditions herein.

        1.2  Purchase Price. The aggregate purchase price to be paid by Purchaser to Seller for the Securities shall be an amount equal to Five Hundred Thousand ($500,000) in cash (the "Purchase Price").

        1.3  Closing. The closing of the purchase and sale of the Securities (the "Closing") shall take place at the offices of Sidley Austin Brown & Wood, 555 West Fifth Street, 40th Floor, Los Angeles, California 90013 immediately following the execution of this Agreement or at such other place as Seller and Purchaser may mutually establish (such time and date being referred to herein as the "Closing Date").

        1.4  Actions at the Closing. At the Closing:

          (a)  Seller shall deliver or cause to be delivered to Purchaser, accompanied in each case by duly executed stock powers transferring the Securities to Purchaser, certificates representing the Series A Shares, the Series B Shares and all other Securities, which, upon delivery of the Securities hereunder, will be free and clear of any and all liens, encumbrances and adverse claims;

          (b)  Purchaser shall deliver or cause to be delivered to Seller the Purchase Price via cashier's check or wire transfer of immediately available funds pursuant to wire transfer instructions provided by Seller to Purchaser not less than two (2) business days prior to the Closing Date.

2.
Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:

        2.1  Due Execution, Delivery and Performance by Seller. Seller is a duly organized company in good standing under the laws of the State of California. All limited liability company action on the part of Seller, its members, manager, officers and directors necessary for the authorization, execution, and delivery of this Agreement and the performance of all obligations hereunder has been taken prior to the Closing Date. No consent, approval, authorization or other order of any court, regulatory body, administrative agency, other governmental body or any other person is required for the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby, and Seller's execution, delivery and performance of this Agreement will not violate any judgment, order, decree, contract or agreement to which Seller is subject. The Agreement constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

        2.2  Title to Securities. Seller is the sole owner (beneficially or otherwise) of the Securities, and upon delivery of the Securities to Purchaser at the Closing, the Securities will be free and clear of any lien, pledge, encumbrance or adverse claim of any kind.

        2.3  Governmental Authorizations. Any registration, declaration or filing with or consent, approval, license, permit or other authorization or order by, or exemption or other action of, any governmental, administrative or regulatory authority, domestic or foreign, that was or is required in connection with the valid execution, delivery, acceptance and performance by Seller under this Agreement or consummation by Seller of any transaction contemplated hereby has been completed, made or obtained on or before the date hereof.

        2.4  Sophisticated Seller. Seller is a sophisticated seller of securities and has such experience and knowledge about the Purchaser as to enable Seller to evaluate the terms of the sale hereunder.

        2.5  Broker's Fees. No broker, finder or similar agent has been employed by or on behalf of Seller in connection with this Agreement or the transaction contemplated hereby, and Seller has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or similar compensation in connection with this Agreement or the transactions contemplated hereby.

3.
Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

        3.1  Due Execution, Delivery and Performance by Purchaser. Purchaser is a duly organized corporation in good standing under the laws of the State of California. All corporate action on the part of purchaser, its officers, directors and shareholders necessary for the authorization, execution, and delivery of this Agreement and the performance of all obligations hereunder has been taken prior to the Closing Date. No consent, approval, authorization or other order of any court, regulatory body, administrative agency, other governmental body or any other person is required for Purchaser's execution and delivery of this Agreement or the consummation by Purchaser of the transactions contemplated hereby, and Purchaser's execution, delivery and performance of this Agreement will not violate any judgment, order, decree, contract or agreement to which Seller is subject. This Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

        3.2  Governmental Authorizations. Any registration, declaration or filing with, or consent, approval, license, permit or other authorization or order by, or exemption or other action of, any governmental, administrative or regulatory authority, domestic or foreign, that was or is required in connection with the valid execution, delivery, acceptance and performance by Purchaser under this Agreement or consummation by Purchaser of any transaction contemplated hereby has been completed, made or obtained on or before the date hereof.

        3.3  Sophisticated Purchaser. Purchaser is a sophisticated purchaser of securities and has examined the Securities and has independently determined the value thereof. Purchaser is an "Accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")

        3.4  Investment Intent. Purchaser is acquiring the Securities for its own account, and not with a view to the distribution thereof or with any present intention of distributing or selling any of such Securities except in compliance with the Securities Act and any applicable state securities laws. Purchaser acknowledges that the Securities will bear a legend to the foregoing effect.

        3.5  Broker's Fees. No broker, finder or similar agent has been employed by or on behalf of Purchaser in connection with this Agreement or the transactions contemplated hereby, and Purchaser has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

        4.    Indemnification by Seller. Seller agrees to indemnify, defend, protect and hold harmless Purchaser and its directors, officers, shareholders, employees, affiliates and their respective successors and assigns from and against any and all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or out-of -pocket expenses net of insurance or third party payments (including, without limitation, interest, penalties and actual fees, out-of-pocket expenses, disbursements and other charges of outside attorneys, accountants, experts and consultants) based upon, arising out of, or otherwise in respect of, any inaccuracy in or any breach of any representation or warranty of the Seller contained in Section 2 of this Agreement.

        5.    Indemnification by Purchaser. Purchaser agrees to indemnify, defend, protect and hold harmless Seller from and against any and all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or out-of-pocket expenses net of insurance or third party payments (including, without limitation, interest, penalties and actual fees, out-of-pocket expenses, disbursements and other charges of outside attorneys, accountants, experts and consultants) based upon, arising out of, or otherwise in respect of, any inaccuracy in or any breach of any representation or warranty of the Purchaser contained in Section 3 of this Agreement.

6.
General Provisions.

        6.1  Notices. All notices, demands and requests required by this Agreement shall be in writing and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) one (1) day after being sent, when sent by professional overnight courier service, (iii) five (5) days after posting when sent by registered or certified mail, or (iv) on the date of confirmed transmission when sent by telegraph, telegram, telex, or other form of "hard copy" transmission, to either party hereto at the address set forth below or at such other address as either party may designate by notice pursuant to this Section 4.1.

If to Seller:

6205 Bush Street

Malibu, California 90265

Attn: David Guez

Facsimile: (323) 725-5504

If to Purchaser:

Sunland Entertainment Co., Inc.

11835 West Olympic Boulevard

Suite 550

Los Angeles, California 90064

Attn: Roger A. Burlage

Facsimile: (310) 444-4100

          6.2    Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein", "hereof", "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Terms used in the plural include the singular, and vice versa, unless the context otherwise requires. As used in this Agreement, the masculine, feminine or neuter gender, shall be deemed to include the others whenever the context so indicates or requires.

          6.3    Fees and Expenses. Each of the parties hereto shall pay its own expenses incurred in connection with the preparation, negotiation, execution, delivery and consummation of this Agreement.

          6.4    Attorney's Fees. In the event any legal action is instituted to construe or enforce this Agreement or any provision hereof or the rights or obligations of any party hereto, the prevailing party shall be entitled to recover, either as an element of its costs of suit or as damages, reasonable attorney's fees, to be fixed by the court.

          6.5    Further Assurances. Each party covenants and agrees that, without further consideration, it will prepare, execute, acknowledge, file, record, publish and deliver such other instruments, documents and statements and take such other actions as may be reasonably necessary or convenient to carry out more effectively the purposes of this Agreement.

          6.6    Severability. The provisions of this Agreement shall be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

          6.7    Governing Law. This Agreement shall be governed by and construe and enforced in accordance with the internal substantive laws (and not the laws of conflicts) of the State of California.

          6.8    Amendments; No Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants of this Agreement may be waived only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

          6.9    Assignment. Neither party to this Agreement shall assign its rights or obligations hereunder without the prior written consent of the other party to this Agreement. This Agreement is for the sole benefit of the parties hereto and, except as otherwise contemplated herein, nothing herein expressed or implied shall give or be construed to give any person, other than the parties hereto, any legal or equitable rights hereunder.

          6.10 Entire Agreement. Except as specifically set forth herein, this Agreement, including the exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements or undertakings with respect thereto, both written and oral.

          6.11 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

        In Witness Whereof, the parties have executed this Agreement as of the date first above written.

Purchaser:
SUNLAND ENTERTAINMENT CO., INC.

By:
/s/ ROGER A. BURLAGE
Name:	Roger A. Burlage
Title:	Chief Executive Officer

Seller
SHD Investment LLC

By:
/s/ PAUL GUEZ
Name:	Paul Guez
Title:	Authorized Member

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SECURITIES PURCHASE AGREEMENT